SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2005

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard

 Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2005, Adaptec, Inc. (“the Company”) entered into an Asset Purchase Agreement with International Business Machines (“IBM”) pursuant to which the Company sold its IBM i/p Series RAID component business (“i/p Series RAID Business”) to IBM for approximately $22.0 million plus $1.3 million for certain fixed assets.  In addition, IBM will purchase all related inventory at the Company’s net book value. The Asset Purchase Agreement is filed as Exhibit 2.01 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth under Item 2.01 of this report is hereby incorporated into Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2005, the Company completed the sale of its IBM i/p Series RAID Business to IBM for approximately $22.0 million plus $1.3 million for certain fixed assets.  In addition, IBM will purchase all related inventory at the Company’s net book value. Under the terms of the agreement, the Company granted IBM a nonexclusive license to certain intellectual property and sold to IBM substantially all of the assets dedicated to the engineering and manufacturing of RAID controllers and connectivity products for IBM’s i/p Series RAID Business. Under the terms of the nonexclusive license, IBM will pay the Company royalties over the next six quarters. Expenses incurred in the transaction primarily include costs of approximately $0.5 million for legal and accounting fees.  In addition, the Company accrued $0.3 million for lease obligations.

Excluding the net revenues earned from the IBM i/p Series RAID Business, sales to IBM represented more than 10% of the Company’s total net revenues for fiscal 2005 and the first quarter of fiscal 2006.

A press release regarding this transaction is included as Exhibit 99.01 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(b)                                 Pro forma financial information

The unaudited pro forma consolidated financial information of the Company is based on and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended March 31, 2005 and Quarterly Report on Form 10-Q for the three-month period ended June 30, 2005. The accompanying unaudited pro forma consolidated statements of operations for the year ended March 31, 2005 and for the three-month period ended June 30, 2005 are presented as if the disposition of the i/p Series RAID Business discussed in Item 2.01 had been completed as of the date of inception, which was June 29, 2004. The accompanying unaudited pro forma consolidated balance sheet is presented as if the disposition had been completed as of June 30, 2005.

The accompanying unaudited pro forma consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of such disposition on the historical financial information of the Company. The adjustments are described in the notes to the unaudited pro forma consolidated financial statements and are set forth in the “Pro Forma Adjustments” column. The accompanying unaudited pro forma consolidated financial statements are not necessarily indicative of the financial condition or results of operations that would have been reported had the sale occurred on the dates specified, nor are they indicative of the Company’s future financial condition or results of operations. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K.

ADAPTEC, INC

Unaudited Pro Forma Consolidated Balance Sheet

	June 30, 2005
	Historical Balances	Pro Forma Adjustments		Pro Forma Balances
	(in thousands, except per share amounts)

Assets:
Current Assets:
Cash and cash equivalents	77,176	24,533	(2a)	101,709
Marketable securities	402,760			402,760
Restricted cash - current	1,654			1,654
Accounts receivable, net	74,648			74,648
Inventories	48,346	(1,245)	(2a)	47,101
Deferred income taxes	—			—
Prepaid expenses	20,130	(11,329)	(2a),(2b)	8,801
Other current assets	5,739			5,739
Total current assets	630,453	11,959		642,412
Property and equipment, net	55,942	(3,488)	(2a)	52,454
Restricted marketable securities, less current portion	3,875			3,875
Goodwill	90,602	(18,749)	(2a)	71,853
Other intangible assets, net	66,597	(11,847)	(2a)	54,750
Other long-term assets	37,626	(27,102)	(2a),(2b)	10,524
Total assets	885,095	(49,227)		835,868

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	49,360			49,360
Accrued liabilities	106,320	(8,550)	(2b)	98,495
		725	(2a)
Total current liabilities	155,680	(7,825)		147,855
3/4% Convertible Senior Subordinated Notes	225,000			225,000
3% Convertible Subordinated Notes	15,368			15,368
Other long-term liabilities	14,686	(11,250)	(2b)	3,607
		171	(2a)
Commitment & contingencies
Stockholders’ Equity
Preferred stock; $0.001 par value
Authorized shares, 1,000; Series A shares, 250 designated; outstanding shares, none	—			—
Common stock; $0.001 par value
Authorized shares, 400,000; outstanding shares, 112,339	112			112
Additional paid-in capital	165,438			165,438
Deferred stock based compensation	(1,752)			(1,752)
Accumulated other comprehensive income, net of taxes	322			322
Retained earnings	310,241	(30,323)	(2a)	279,918
Total stockholders’ equity	474,361	(30,323)		444,038
Total liabilities and stockholders’ equity	885,095	(49,227)		835,868

See accompanying notes to unaudited pro forma consolidated financial statements.

Adaptec, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

	Three-Month Period Ended June 30, 2005
	Historical Balances	Pro Forma Adjustments		Pro Forma Balances
	(in thousands, except per share amounts)
Net revenues	$98,398	$(4,452)	(2c)	$93,946
Cost of revenues	77,947	(7,148)	(2c)	70,799
Gross profit	20,451	2,696		23,147
Operating expenses:
Research and development	25,779	(5,980)	(2c)	19,799
Selling, marketing and administrative	19,234	(156)	(2c)	19,078
Amortization of acquisition-related intangible assets	4,892	(1,515)	(2c)	(3,377)
Write-off of acquired in- process technology	—			—
Restructuring charges	40			40
Other charges	8,010	(8,010)	(2c)	—
Total operating expenses	57,955	(15,661)		42,294
Loss from operations	(37,504)	18,357		(19,147)
Interest and other income	3,608			3,608
Interest expense	(972)			(972)
Loss before income taxes	(34,868)	18,357		(16,511)
Provision for income taxes	1,105	(191)	(2c)	914
Loss from continuing operations	$(35,973)	$18,548		$(17,425)

Loss from continuing operations per common share:
Basic	$(0.32)			$(0.15)
Diluted	$(0.32)			$(0.15)

Shares used in computing loss from continuing operations per share:
Basic	112,445			112,445
Diluted	112,445			112,445

See accompanying notes to unaudited pro forma consolidated financial statements.

	Twelve-Month Period Ended March 31, 2005
	Historical Balances	Pro Forma Adjustments		Pro Forma Balances
	(in thousands, except per share amounts)
Net revenues	$474,990	$(26,583)	(2c)	$448,407
Cost of revenues	293,746	(12,544)	(2c)	281,202
Gross profit	181,244	(14,039)		167,205
Operating expenses:
Research and development	113,771	(16,823)	(2c)	96,948
Selling, marketing and administrative	82,445	(399)	(2c)	82,046
Amortization of acquisition-related intangible assets	18,299	(4,545)	(2c)	13,754
Write-off of acquired in- process technology	5,200	(3,000)	(2c)	2,200
Restructuring charges	5,896			5,896
Goodwill impairment	52,272			52,272
Other charges	(290)			(290)
Total operating expenses	277,593	(24,767)		252,826
Loss from operations	(96,349)	10,728		(85,621)
Interest and other income	8,369			8,369
Interest expense	(4,439)			(4,439)
Loss before income taxes	(92,419)	10,728		(81,691)
Provision before income taxes	52,687	(1,110)	(2c)	51,577
Loss from continuing operations	$(145,106)	$11,838		$(133,268)

Loss from continuing operations per common share:
Basic	$(1.31)			$(1.20)
Diluted	$(1.31)			$(1.20)

Shares used in computing loss from continuing operations per share:
Basic	110,798			110,798
Diluted	110,798			110,798

See accompanying notes to unaudited pro forma consolidated financial statements.

ADAPTEC, INC.

Notes to Consolidated Financial Statements

(Unaudited)

1.                                       On September 30, 2005, Adaptec, Inc. (“the Company”) completed the sale of its International Business Machine (“IBM”) i/p Series RAID component business (“i/p Series RAID Business”) to IBM for approximately $22.0 million plus $1.3 million for certain fixed assets.  In addition, IBM will purchase all related inventory at the Company’s net book value. The sale included a nonexclusive license to certain intellectual property and assets dedicated to the engineering and manufacturing of RAID controllers and connectivity products for IBM’s i/p Series RAID Business. Under the terms of the nonexclusive license, IBM will pay the Company royalties over the next six quarters. Expenses primarily include expected costs of $0.5 million for legal and accounting fees and $0.3 million for lease obligations. The estimated net loss on sale is approximately $26 million.  The estimated net loss as of September 30, 3005 of $26 million differs from the amount of $30.3 million reflected in the June 30, 2005 Unaudited Pro Forma Consolidated Balance Sheet primarily due to amortization of certain assets.

The Company currently estimates that it will not pay income tax as a result of the sale of i/p Series RAID Business.

2.                                       The following pro forma adjustments to the unaudited consolidated statements of operations and consolidated balance sheet have been prepared to reflect the following:

a.                                       The pro forma consolidated balance sheet reflects the effects of the sale of the i/p Series RAID Business as if it had been consummated on June 30, 2005 and includes the transfer of all related assets, liabilities, transaction costs and related loss on disposition.

b.                                      Under the terms of the Asset Purchase Agreement IBM forgave all outstanding liabilities due under the Distribution Agreement entered into with the Company in December 2004.  The pro forma consolidated balance sheet reflects the forgiveness of these liabilities as if the transaction had been consummated on June 30, 2005.

c.                                       The pro forma consolidated statements of operations for the fiscal year ended March 31, 2005 and for the three-month period ended June 30, 2005 assume the sale of the i/p Series RAID Business has been consummated from the date of inception, which was June 29, 2004. The pro forma consolidated statements of operations have been adjusted to eliminate the net revenues and expenses which the Company believes (i) are directly attributable to the i/p Series RAID components products and (ii) will not continue after the completion of the sale of the i/p Series RAID Business.

(c)                                  Exhibits

Exhibit No.	Description of Exhibits

2.01	Asset Purchase Agreement, dated September 30, 2005, by and between IBM and the Company.

99.01	Press release issued by the Company on September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer

Date: October 6, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.01	Asset Purchase Agreement, dated September 30, 2005, by and between IBM and the Company.

99.01	Press release issued by the Company on September 30, 2005.